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Exhibit 99(i)

                       Consent & Opinion of Legal Counsel


     The Undersigned consents to the use of his name and the references in the Post Effective Amendment to the Registration Statement on Form N-1A of the STAAR INVESTMENT TRUST, of his opinion dated February 25, 2008.




Pittsburgh, PA.                         /s/ Thomas E. Sweeney, Jr.
                                        ----------------------------------------
Date: February 25, 2008                 Thomas E. Sweeney, Jr




                               Sweeney Law Offices



P.O. Box 82637         (412) 731-1000
Pittsburgh, PA 15218   Fax (412) 731-9190



February 25, 2008



U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549



     RE: Staar Investment Trust, Registration Nos. 333-08685; 811-09152 under the Securities Act of 1933 and the Investment Company Act of 1940



Ladies and Gentlemen:



     We represent Staar Investment Trust (the "Company") in connection with its filing of Post-Effective Amendment No. 19 (the "Post-Effective Amendment") to the Company's Registration Statement Registration Nos. 333-08685; 811-09152 Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.



     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, we hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).



Sincerely,




/s/ Thomas E. Sweeney, Jr.



Thomas E. Sweeney, Jr.